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                                                                   EXHIBIT 1.1



                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of November 20, 1996, by and among ABM Industries Incorporated, a Delaware corporation (the "Company"), and the persons whose signatures are on the signature page hereof (the "Securityholders").

          WHEREAS, the Company and the Securityholders are parties to the Transaction Agreement, dated as of an even date herewith (the "Transaction Agreement"), pursuant to which the Company will exchange (i) 348,323 shares of its Common Stock on the date hereof, and (ii) up to a maximum of 348,323 additional shares of its Common Stock over a five-year period following the date hereof pursuant to the terms of the Earnout (as defined in the Transaction Agreement, which term includes shares of the Company's Common Stock, if any, issued pursuant to any equitable adjustment as set forth therein), for substantially all of the assets of each of SICA Electrical and Maintenance Corp., a New York corporation, and Ozone Lighting Distributors, Inc., a New York corporation, all of which corporations' issued and outstanding capital stock is collectively owned by the Securityholders (the shares to be exchanged pursuant to clauses (i) and (ii) above are referred to herein collectively as the "Shares").

          WHEREAS, the Company wishes to grant certain registration rights to the Securityholders with respect to the Shares.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

          (1)  CERTAIN DEFINED TERMS.  For purposes of this Agreement:

               (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement;

               (b) The term "Registrable Securities" means the Shares issued on or after the date hereof to any Securityholder pursuant to the Transaction Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) such securities shall have been registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (B) such securities shall have been sold or distributed or are eligible for sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (C) such securities shall cease to be outstanding;

               (c)  The term "Holder" means a Securityholder;
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               (d)  The term "Securities Act" means the Securities Act of 1933, as amended, and any successor statute;

               (e) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute;

               (f) The term "SEC" means the Securities and Exchange Commission; and

               (g) The term "Person" means a corporation, an association, a limited liability company, a partnership, an organization, a business, an individual, a government or a subdivision thereof, or a governmental agency or authority.

          (2)  DEMAND REGISTRATION.

               (a) Except as set forth below, if any Holder or Holders who hold in the aggregate a majority of the Shares issued and held by the Securityholders as of the date of such request, shall request that the Company file a registration statement with respect to the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $100,000, the Company shall
(i) within 30 days of receipt of such request, file with the SEC a registration statement covering such Registrable Securities, and (ii) use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC and to be qualified under applicable state blue sky or other securities laws; PROVIDED, HOWEVER, that the Company shall not be required to effect more than one registration pursuant to this Section (2) in any 12 month period. The Company shall be required use its commercially reasonable best efforts to keep such registration statement effective for a period of at least two months (notwithstanding Section (20) hereof), after which time, the Company shall have the right to de-register any securities so registered.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section (2):

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction;

                    (ii) if the Company, within 10 days of the receipt of the request of the Holders, gives notice of its BONA FIDE intention to effect the filing of a registration statement with the Commission within 90 days of receipt of such request (other than a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration statement which is not appropriate for the registration of Registrable Securities) PROVIDED THAT the Company files such registration statement within 90 days of receipt of such request;


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                    (iii) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to securities of the Company for the Company's account (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); PROVIDED THAT the Company is actively applying in good faith all reasonable efforts to cause such registration statement to become effective;

                    (iv) if the Company shall furnish to such Holders a certificate signed by the President of the Company (A) stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time and (B) setting forth the factors underlying such determination, then the Company's obligation to register under this Section
     (2) shall be deferred for a period not to exceed 180 days from the date of receipt of such written request from the Holders; or

                    (v) after the Company has effected seven registrations pursuant to this Section (2) and each such registration shall have been declared or ordered effective by the SEC.

          (3) PIGGYBACK REGISTRATION. If the Company proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such Common Stock solely for cash for its own account or for the account of one or more securityholders exercising their respective registration rights (other than a registration relating solely to the sale of securities to participants in a Company stock plan (e.g., a registration of securities on Form S-8), or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities (e.g., a registration of securities on Form S-4), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of this Agreement (including, without limitation, Sections (4) and (5) hereof), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

          (4) UNDERWRITING REQUIREMENTS IN PIGGYBACK REGISTRATIONS. In connection with any offering involving an underwriting covered by Section (3) hereof, the Company shall not be required under Section (3) hereof to include any of the Holders' Registrable Securities in such underwriting unless such Holders accept the terms of the underwriting agreement between the Company and the underwriters selected by it (or by other Persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities (including Registrable Securities) requested by Holders and other securityholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities (including Registrable Securities) which the underwriters determine in their sole

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discretion will not jeopardize the success of the offering (the securities requested by the Holder or Holders pursuant hereto to be sold in such offering shall be reduced prior to any reduction in the securities requested to be sold by the Company).

          (5) ALLOCATION OF SHARES IN PIGGYBACK REGISTRATION. In the event that the underwriter's representative limits the number of shares to be included by selling stockholders in a registration pursuant to Section (4) hereof, the number of shares to be included in such registration shall be allocated in the following manner: The number of shares that may be included in the registration and underwriting by selling stockholders shall be allocated among all Holders thereof and other holders of securities other than Registrable Securities requesting to include shares in such registration, in proportion, as nearly as practicable, to the respective percentages of securities (including Registrable Securities) which such Holders and such other holders own or in such other proportions as shall be mutually agreed to by such Holders and such other holders. No Registrable Securities excluded from the underwriting by reason of Section (4) hereof and this Section (5) shall be included in the Registration Statement.

          (6) REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Whenever Holders have requested that any Registrable Securities be registered pursuant to Sections (2) or (3) hereof, the Company will at its expense and as expeditiously as possible:

               (a) Cause the registration statement and related prospectus to be supplemented by any required prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

               (b) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus as a Holder from time to time may reasonably request;

               (c) Notify each Holder of Registered Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;


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               (d)  Cause all such Registered Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if not then listed, cause such Registered Securities to be included in a national automated quotation system;

               (e) Provide a transfer agent and registrar for all Registered Securities and a CUSIP number for all such Registered Securities, in each case not later than the effective date of such registration;

               (f) Make available for inspection during regular business hours by any Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by such Holder, underwriter, attorney or accountant in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
(A) the disclosure of such Records is necessary to avoid or correct any misstatement or omission in the registration statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) the disclosure of such Records is required by any governmental regulatory body with jurisdiction over any seller of Registrable Securities. Such Holder, upon learning, that disclosure of such Records is sought in a court of competent jurisdiction, shall notify the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (g) Cooperate with the Holders of Registered Securities covered by such registration statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registered Securities to be sold, without any restrictive legends, in such denominations and registered in such names as the managing underwriter(s) may request at least two business days prior to any sale thereof to the underwriters, if applicable;

               (h) Make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

               (i) Use its commercially reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Securityholders to consummate the disposition of such Registrable Securities.


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          (7)  RULE 144 REPORTING.  With a view to making available to the
Holders the benefits of certain rules and regulations of the SEC which may permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) Use its commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

          (8) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (9) EXPENSES OF REGISTRATION. Except as set forth below, the Company shall bear and pay all expenses incurred in connection with any registration, filing, listing and qualification of Registrable Securities effected pursuant to Sections (2) and (3) hereof, including, without limitation, all registration, filing, listing and qualification fees, printers' and accounting fees relating or apportionable thereto, costs of appraisals and other reports, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          Notwithstanding the foregoing, if one or more Holders require the Company to include shares of Registrable Securities in a registration statement which becomes effective and 50% or more of such shares are not sold within 60 days of effectiveness, such Holder or Holders shall bear the SEC registration fee attributable to such shares if such Holder or Holders require the Company to re-register such shares in a subsequent year; PROVIDED THAT the Company shall not have caused any delay in the registration process which resulted in the failure to sell such shares.

          (10) NO DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.


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          (11) INDEMNIFICATION.  In the event any Registrable Securities are included in a registration statement under this Agreement:

               (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "Violation"):
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and, subject to the provisions of subsection (10)(c) below, the Company shall pay to each such Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (10)(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling Person or (B) as a result of the failure of any Holder, underwriter, or controlling Person to deliver a prospectus in connection with the offer and sale of Registrable Securities when legally required to do so.

               (b) To the extent permitted by law, each selling Holder shall jointly and severally indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, and any controlling Person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and, subject to the provisions of subsection (10)(c) below, each such Holder shall pay, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection (10)(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (10)(b) shall not apply to amounts paid in settlement of any such loss, claim,

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damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, FURTHER, THAT, in no event shall any indemnity under this subsection (10)(b) exceed the gross proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this Section (10) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section (10), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together, in the case of the Holders with all other Holders and control Persons who are indemnified parties and, in the case of an underwriter with all other underwriters and control Persons who are indemnified parties) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party or parties by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party or parties and the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section (10) to the extent such failure shall be prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section (10).

               (d) The obligations of the Company and Holders under this Section (10) shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

          (12) NO ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned or otherwise transferred without the prior written consent of the Company. Any such attempted assignment or other transfer without such consent shall be void.

          (13) "MARKET STAND-OFF" AGREEMENT. During the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, but not to exceed 180 days, following the effective date of a registration statement of the Company for its own account filed under the Securities Act, any Holder which is an executive officer, director or holder of 5% or more of the outstanding stock of the Company shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) the Shares other than Shares registered thereunder (the "Unregistered Shares"); PROVIDED THAT the executive officers, directors and 5% stockholders of the Company enter into agreements on substantially similar terms.


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          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions (with the Company's stock transfer agent or otherwise) until the end of such period with respect to any Unregistered Shares of any Holder which is an executive officer, director or holder of 5% or more of the outstanding stock of the Company.

          (14) AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section (13) shall be binding upon each Holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          (15) NOTICES. All notices, requests, demands, or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given upon receipt, if delivered by hand, by telecopy or telegram, or three days after deposit in the U.S. mail, postage prepaid, addressed to the Securityholders at the addresses listed on the signature page(s) hereto and to the Company as follows:

          Company:                      ABM Industries Incorporated
                                        50 Fremont Street, 26th Floor
                                        San Francisco, CA  94105
                                        Attn.:  General Counsel
                                        Facsimile:  (415) 904-7490

          Copy to:                      Orrick, Herrington & Sutcliffe LLP
                                        Old Federal Reserve Bank Building
                                        400 Sansome Street
                                        San Francisco, CA  94111-3143
                                        Attn.:  Richard V. Smith, Esq.
          Facsimile:                    (415) 773-5759

or to such other address as any party may designate for itself by notice given as provided in this Agreement.

          (16) BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees, and devisees of Securityholders and any pledgee holding Registrable Securities as collateral.

          (17) GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York (without regard to its choice of law provisions).


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          (18) ATTORNEYS' FEES.  In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

          (19) EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          (20) EXPIRATION OF REGISTRATION RIGHTS. Notwithstanding anything else herein to the contrary, the Company shall have no further obligations to register shares of any Holders under this Agreement (including, without limitation, any obligations under Sections (2) or (3) hereof) upon the earlier to occur of (i) the date the seventh registration effected by the Company pursuant to Section (2) hereof shall have been declared or ordered effective by the SEC, or (ii) 60 days after the delivery by the Company of the last Share pursuant to the Earnout in the Fifth Annual Earnout Period (as defined in the Transaction Agreement), UNLESS the Company shall have delayed any registration pursuant to any clause under subsection (2)(b) hereof, in which case the expiration of this Agreement pursuant to this clause (ii) shall be delayed for 30 days plus the number of days equal to the aggregate number of days the Company shall have so delayed one or more registrations. Notwithstanding this Section (20), the Company shall keep any registration statement filed pursuant to Section (2) hereof effective for at least two months as set forth in subsection (2)(a) hereof.

          (21) COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.


                              [Signature Page Next]


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                        ABM INDUSTRIES INCORPORATED


                                        By:  /s/ J. Benton
                                           ----------------------------
                                        Name:  J. E. Benton
                                        Title:  Senior Vice President

                                        SECURITYHOLDERS:

                                        /s/ Michael F. Sica
                                        ----------------------------
                                            Michael F. Sica
                                            Address:


                                        /s/ Michael A. Sica
                                        ----------------------------
                                            Michael A. Sica
                                            Address:


                                        /s/ Ralph Sica
                                        ----------------------------
                                            Ralph Sica
                                            Address:


                                        /s/ Diane Sica Demaio
                                        ----------------------------
                                            Diane Sica DeMaio
                                            Address:


                                        /s/ Ann Sica DeNicola
                                        ----------------------------
                                            Ann Sica DeNicola
                                            Address:


                                        /s/ Gloria Sica
                                        ----------------------------
                                            Gloria Sica
                                            Address: